Exhibit 32
CERTIFICATION OF ANNUAL REPORT ON FORM 10-K
OF
NATIONAL BANCSHARES CORPORATION
FOR THE FISCAL YEAR ENDED DECEMBER 31, 2006
     The undersigned are the President and Treasurer of National Bancshares Corporation. This Certification is made pursuant to Section 906 of the Sarbanes-Oxley Act of 2002. This Certification accompanies the Annual Report on Form 10-K of National Bancshares Corporation for the fiscal year ended December 31, 2006.
     We certify that the Annual Report on Form 10-K fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the 10-K Report fairly presents in all material respects the financial condition and results of operations of National Bancshares Corporation.
     This Certification is executed as of March 20, 2007.

/s/ David C. Vernon
David C. Vernon, President and Chief Executive
Officer

/s/ Marc Valentin
Marc Valentin, Sr. Vice President & Treasurer and
Chief Financial Officer

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